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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                            Telephone: (650) 493-9300
                            Facsimile: (650) 493-6811

                                 August 30, 2001

Peregrine Systems, Inc.
3611 Valley Centre Drive
Fifth Floor
San Diego, CA 92130

         RE: REGISTRATION STATEMENT ON FORM S-8: REMEDY CORPORATION 1991 STOCK OPTION/STOCK ISSUANCE PLAN, AMENDED AND RESTATED 1995 STOCK OPTION/STOCK ISSUANCE PLAN, AMENDED 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AND 2000 SUPPLEMENTAL STOCK OPTION PLAN

Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 30, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 398,088 shares of your common stock reserved for issuance under the Remedy Corporation 1991 Stock Option/Stock Issuance Plan, 8,718,185 shares of your common stock reserved for issuance under the Amended and Restated 1995 Stock Option/Stock Issuance Plan, 434,924 shares of your common stock reserved for issuance under the Amended 1995 Non-Employee Directors Stock Option Plan, and 2,499,060 shares of your common stock reserved for issuance under the 2000 Supplemental Stock Option Plan (all of the shares referred to collectively as the "Shares," and all of the plans referred to collectively as the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such common stock under the Plans.

         It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plans and pursuant to the agreement(s) which accompany the Plans, are or will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation


                                           /s/ Wilson Sonsini Goodrich & Rosati